EXHIBIT 24


                        POWER OF ATTORNEY


     We, the undersigned officers and directors of Boston Edison Company, hereby severally constitute Bernard W. Reznicek, Thomas J. May, Charles E. Peters, Jr., Marc S. Alpert and Douglas S. Horan and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-8 and any and all amendments thereto filed or to be filed with the Securities and Exchange Commission for the purpose of registering the Common Stock of the Company to be issued pursuant to the Boston Edison Company Performance Share Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said registration statement and any and all amendments thereto.

     Witness our hands and common seal on the respective dates set forth below.


/s/Bernard W. Reznicek   Chairman of the Board    January 27, 1994
BERNARD W. REZNICEK      and Chief Executive
                          Officer and Director



/s/ Thomas J. May        President and Chief      January 27, 1994
THOMAS J. MAY            Operating Officer
                         and Director



/s/George W. Davis       Executive Vice President January 27, 1994
GEORGE W. DAVIS          and Director



/s/Chales E. Peters, Jr. Senior Vice President-   January 27, 1994
CHARLES E. PETERS, JR.   Finance



/s/Robert J. Weafer, Jr. Vice President, Controller  January 27, 1994
ROBERT J. WEAFER, JR.    and Chief Accounting Officer


/s/William F. Connell    Director                 January 27, 1994
WILLIAM F. CONNELL


/s/Gary L. Countryman    Director                 January 27, 1994
GARY L. COUNTRYMAN



/s/Thomas G. Dignan, Jr. Director                 January 27, 1994
THOMAS G. DIGNAN, JR.



                         Director
CHARLES K. GIFFORD


/s/Nelson S. Gifford     Director                 January 27, 1994
NELSON S. GIFFORD


/s/Kenneth I. Guscott    Director                 January 27, 1994
KENNETH I. GUSCOTT


/s/Matina S. Horner      Director                 January 27, 1994
MATINA S. HORNER



/s/Sherry H. Penney      Director                 January 27, 1994
SHERRY H. PENNEY



/s/Herbert Roth, Jr.     Director                 January 27, 1994
HERBERT ROTH, JR.


/s/Stephen J. Sweeney    Director                 January 27, 1994
STEPHEN J. SWEENEY


/s/Paul E. Tsongas       Director                 January 27, 1994
PAUL E. TSONGAS


                         Director
CHARLES A. ZRAKET